SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549


FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  September 10, 1997

Fluke Corporation
(Exact Name of Registrant as Specified in Charter)

      Washington                    1-5590                   91-0606624
(State of Other Jurisdiction     (Commission              (IRS Employer
of Incorporation)                File Number)          Identification Number)

6920 Seaway Boulevard, Everett, Washington                   98203
 (Address of Principal Executive Offices)                  (Zip Code)

Registrant's telephone number, including area code
(425) 347-6100


Item 5.  Other Events.

On September 11, 1997 Fluke Corporation issued the attached news release, attached as Exhibit 99.1 and incorporated herein, regarding the doubling of its authorized shares and the approval of a 2 for 1 stock split to be effected in the form of a 100% stock dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Fluke Corporation
(Registrant)


Date  9/12/97                  By  /s/ Douglas G. McKnight
                                       Douglas G. McKnight
                                       Vice President, General Counsel
                                       and Corporate Secretary



Exhibit 99.1


FOR IMMEDIATE RELEASE            For further information:
                                     Gary Ball
                                     Manager, Investor Relations
                                     and Public Affairs
                                     (425) 356-5262
                                     E-mail: gary@tc.fluke.com



FLUKE REPORTS RESULTS OF 1997 STOCKHOLDER'S MEETING

Fluke Announces Two-for-One Stock Split


EVERETT, Washington, September 11, 1997 -- Fluke Corporation (NYSE:FLK), a leader in compact, professional electronic test tools, announced at the September 10, 1997, annual meeting of stockholders a two-for-one stock split, the payment of a cash dividend, approval of a stock incentive plan and election of its directors and officers.

The Board of Directors, in its regularly scheduled meeting, increased the authorized shares of common stock from 20 million to 40 million shares and announced a two-for-one stock split with a record date of September 26, 1997 with shares to be distributed on October 15, 1997. The stock split will be in the form of a stock dividend.

"This stock split demonstrates our confidence in the continued growth of our company," said Bill Parzybok, Fluke chairman and chief executive officer. "This action is intended to increase the liquidity in our stock and create an expanded universe of potential shareholders."

The board also declared the company's thirty-sixth consecutive quarterly cash dividend. The dividend will be $0.0875 per share, paid on the split shares, which will be paid to stockholders of record as of October 24, 1997, payable on November 14, 1997. On a pre-split basis, the dividend is the same as last quarter's $0.175 per share.

At the Annual Meeting, stockholders approved the 1998 Stock Incentive Plan. This plan authorizes the Board to issue stock options, stock appreciation rights, restricted stock or performance awards to individuals whose ability and skills are expected to contribute materially to the future success of the Company.


-more-

FLUKE REPORTS RESULTS OF 1997 STOCKHOLDER'S MEETING
Page two


"This plan is an important part of the overall management compensation, retention and incentive package and that keeps the Company competitive with other companies in the electronics industry," said Parzybok. "We believe that a direct financial interest by an individual in the success of the Company and the growth in value of its stock is to the advantage of the Company and its stockholders."

In other action at the Annual Meeting, stockholders elected the following directors for three-year terms expiring at the 2000 annual meeting: John D. Durbin, John M. Fluke, Jr., David E. Katri and N. Stewart Rogers. The board also re-elected the company's existing officers.

Fluke's mission is to be the leader in compact, professional electronic test tools. Fluke's products are used by technicians and engineers in installation, maintenance, service, manufacturing test and quality functions in a variety of industries throughout the world. Fluke, founded in 1948, has approximately 2,500 employees worldwide and distributes its products in over 100 countries. The company's worldwide headquarters are in Everett, Washington, USA, with European sales and service headquarters located in Eindhoven, The Netherlands.